SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

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The Greenbrier Companies, Inc.

(Name of Registrant as Specified In Its Charter)

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One Centerpointe Drive

Suite 200
Lake Oswego, Oregon 97035

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

January 13, 2004

To Our Stockholders:

      The Annual Meeting of Stockholders of The Greenbrier Companies, Inc. (the “Company”) will be held beginning at 2:00 p.m. on Tuesday, January 13, 2004 at the Benson Hotel, 309 SW Broadway, Portland, Oregon for the following purposes:

1.	Electing two directors of the Company;

2.	Approving The Greenbrier Companies, Inc. 2004 Employee Stock Purchase Plan;

3.	Ratifying the appointment of Deloitte & Touche LLP as the Company’s independent auditors for 2004; and

4.	Transacting such other business as may properly come before the meeting.

      Only holders of record of the Company’s Common Stock at the close of business on November 21, 2003 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. Stockholders may vote in person or by proxy. A list of stockholders entitled to vote at the meeting will be available for examination by stockholders at the time and place of the meeting and during ordinary business hours, for a period of 10 days prior to the meeting, at the principal place of business of the Company, One Centerpointe Drive, Suite 200 Lake Oswego, Oregon 97035.

By Order of the Board of Directors,

Kenneth D. Stephens
Secretary

Lake Oswego, Oregon

November 26, 2003

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE.

PROXY STATEMENT 2004 Annual Meeting of Stockholders
VOTING
PROPOSAL No. 1 ELECTION OF DIRECTORS
COMPENSATION OF DIRECTORS
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
REPORT OF THE COMPENSATION COMMITTEE
REPORT OF THE AUDIT COMMITTEE
PERFORMANCE GRAPH
STOCKHOLDINGS OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
PROPOSAL No. 2
APPROVAL OF PROPOSED 2004 EMPLOYEE STOCK PURCHASE PLAN
PROPOSAL No. 3 RATIFICATION OF APPOINTMENT OF AUDITORS

THE GREENBRIER COMPANIES, INC.

One Centerpointe Drive
Suite 200
Lake Oswego, Oregon 97035

PROXY STATEMENT

2004 Annual Meeting of Stockholders

      This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of The Greenbrier Companies, Inc. (the “Company”) of proxies to be voted at the 2004 Annual Meeting of Stockholders of the Company to be held beginning at 2:00 p.m. on Tuesday, January 13, 2004 at the Benson Hotel, 309 SW Broadway, Portland, Oregon, and at any adjournments or postponements thereof. If proxies in the accompanying form are properly executed, dated and returned prior to the voting at the meeting, the shares of Common Stock represented thereby will be voted as instructed on the proxy. If no instructions are given on a properly executed and returned proxy, the shares of Common Stock represented thereby will be voted for election of the directors, for ratification of the appointment of the independent auditors, for approval of The Greenbrier Companies, Inc. 2004 Employee Stock Purchase Plan and in support of the recommendations of management on such other business as may properly come before the meeting or any adjournments or postponements thereof.

      Any proxy may be revoked by a stockholder prior to its exercise upon written notice to the Secretary of the Company, by delivering a duly executed proxy bearing a later date, or by the vote of a stockholder cast in person at the meeting. The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, proxies may be solicited personally by the Company’s officers and regular employees or by telephone, facsimile or electronic transmission or express mail. The Company will reimburse brokerage houses, banks and other custodians, nominees and fiduciaries for their reasonable expenses incurred in forwarding proxies and proxy material to their principals. This proxy statement is first being mailed to stockholders on or about November 26, 2003.

VOTING

      Holders of record of the Company’s Common Stock at the close of business on November 21, 2003, will be entitled to vote at the Annual Meeting or any adjournments or postponements thereof. As of October 1, 2003, there were 14,345,382 shares of Common Stock outstanding and entitled to vote, and a majority, or 7,172,692 of these shares, will constitute a quorum for the transaction of business. Each share of Common Stock entitles the holder to one vote on each matter that may properly come before the meeting. Stockholders are not entitled to cumulative voting in the election of directors. Abstentions will be counted in determining whether a quorum is present for the meeting and will be counted as a vote against any proposal. Broker non-votes will also be counted in determining whether a quorum is present, but will not be counted either for or against the proposal at issue. For shares held through a broker or other nominee who is a New York Stock Exchange member organization, such shares will only be voted in favor of the Greenbrier 2004 Employee Stock Purchase Plan if the stockholder provides specific voting instructions to the broker or other nominee to vote the shares in favor of that proposal.

PROPOSAL No. 1

ELECTION OF DIRECTORS

      The Board of Directors is comprised of seven directors. The directors are divided into three classes, two of which are comprised of two directors each and one of which is comprised of three directors. One class is elected each year for a three-year term. The two nominees for election as directors to serve until the Annual Meeting of Stockholders in 2007, or until their respective successors are elected and qualified, are A. Daniel O’Neal, Jr. and Duane C. McDougall. Directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. The two nominees for director receiving the highest number of votes will be elected to the Board of Directors.

      Unless marked otherwise, proxies received will be voted FOR the election of each of two nominees.

      If a nominee is unable or unwilling to serve as a director at the date of the Annual Meeting or any adjournment or postponement thereof, the proxies may be voted for a substitute nominee, designated by the proxy holders or by the present Board of Directors to fill such vacancy, or for the other nominees named without nomination of a substitute, or the number of directors may be reduced accordingly. The Board of Directors has no reason to believe that either of the nominees will be unwilling or unable to serve if elected a director.

      The Board of Directors recommends a vote FOR the election of Messrs. O’Neal and McDougall.

      The following table sets forth certain information about each nominee for election to the Board of Directors and each continuing director.

				Expiration
			Director	of Current
Name	Age	Positions	Since	Term

Nominees for Election

Duane C. McDougall(1)(2)	51	Director	2003	2004

A. Daniel O’Neal, Jr.	67	Director	1994	2004

Directors Continuing in Office
Victor G. Atiyeh(1)(2)	80	Director	1994	2005
Benjamin R. Whiteley(1)(2)	74	Director	1994	2005
Alan James(3)	73	Chairman of the Board of Directors	1981	2006
William A. Furman(3)	59	President, Chief Executive Officer and Director	1981	2006
C. Bruce Ward	73	Director	1994	2006

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Messrs. James and Furman have entered into a Stockholders’ Agreement pursuant to which they have agreed to vote their shares together to elect each other as a director of the Company. See information under the caption Stockholdings of Certain Beneficial Owners and Management elsewhere in this Proxy Statement.

     Alan James, Chairman of the Board of Directors. Mr. James has served as Chairman of the Company’s Board of Directors since its initial public offering in 1994 and has been associated with Company and its predecessor company since 1974. Mr. James was President of Greenbrier Leasing Corporation (“Greenbrier Leasing”) from 1979 to 1983. Prior to the acquisition of Greenbrier Leasing in 1981, Mr. James served as President and as a member of the Board of Directors of TransPacific Financial Corporation. Prior to joining TransPacific, Mr. James was Senior Vice President of Marketing for GATX-ARMCO-Boothe in San Francisco, California.

      William A. Furman, President, Chief Executive Officer and Director. Mr. Furman has served as the Company’s President and Chief Executive Officer since 1994. Mr. Furman also been Managing Director of TrentonWorks Limited since March 1995 and was Chief Executive Officer of Gunderson, Inc. (“Gunderson”) from 1990 to 2000. Mr. Furman has been associated with the Company and its predecessor companies since 1974. Prior to 1974, Mr. Furman was Group Vice President for the Leasing Group of TransPacific Financial Corporation. Earlier he was General Manager of the Finance Division of FMC Corporation.

Mr. Furman serves as a director of Schnitzer Steel Industries, Inc., a steel recycling and manufacturing company.

      C. Bruce Ward, Director. Mr. Ward is Chairman of the Board of Directors of Gunderson. Mr. Ward has served as Chairman of Gunderson since 1990 and was its President and Chief Executive Officer from 1985 to 1989. Mr. Ward is a former director of Stimson Lumber Company, a privately-held forest products company.

      Duane C. McDougall, Director. Mr. McDougall was appointed as a director in July 2003 to fill a vacancy. Mr. McDougall served as President and Chief Executive officer of Willamette Industries, Inc., an international forest products company, from 1998 to 2002. Prior to becoming President and Chief Executive Officer, he served as Chief Operating Officer and also Chief Accounting Officer during his 21-year tenure with Willamette Industries, Inc. He also serves as a director of West Coast Bancorp, InFocus Corporation and Cascade Corporation. The Board of Directors has determined that Mr. McDougall’s simultaneous service on three audit committees in addition to the Company’s audit committee will not impair his ability to effectively serve as a member of the Company’s audit committee.

      A. Daniel O’Neal, Jr., Director. Mr. O’Neal has been a director of Gunderson since 1985. From 1973 until 1980, Mr. O’Neal served as a commissioner of the Interstate Commerce Commission and, from 1977 until 1980, served as its Chairman. From 1989 until 1996 he was Chief Executive Officer and owner of a freight transportation services company. He has been Chairman of Washington State’s Freight Mobility Board since being appointed by the Governor in 1998. As of November 1, 2003 Mr. O’Neal is a member of the Washington State Transportation Commission, which serves as the board of directors for the State of Washington Transportation department.

      Victor G. Atiyeh, Director. Mr. Atiyeh has been a principal in Victor Atiyeh & Co., international trade consultants, since 1987. He was Governor of the State of Oregon from January 1979 to January 1987. Prior to being elected governor, Mr. Atiyeh was President of Atiyeh Brothers a private retail company. He also serves as a director and Vice Chairman of Cedars Bank located in Los Angeles, California.

      Benjamin R. Whiteley, Director. Mr. Whiteley is retired Chairman and Chief Executive Officer of Standard Insurance Company, a life insurance company. He served as President and Chief Executive Officer of Standard Insurance Company from 1983 to 1993 and as Chairman and Chief Executive Officer from 1992 to 1994. He served as Chairman of the Board from 1993 to 1998. Mr. Whiteley has served as a director of several publicly held companies.

      During the year ended August 31, 2003, the Board of Directors held seven meetings. The Company maintains a standing Audit Committee and Compensation Committee but does not maintain a standing nominating committee.

      Messrs. Atiyeh, McDougall and Whiteley are the members of the Audit and Compensation Committees of the Board of Directors. Each of the Audit and Compensation Committees held four meetings during the year ended August 31, 2003. The reports of both Committees for the year are included in this Proxy Statement.

COMPENSATION OF DIRECTORS

      Members of the Board of Directors who are officers of the Company are not separately compensated for serving on the Board of Directors. Directors who are not officers of the Company are paid an annual retainer of $24,000 and a meeting fee of $1,000 per meeting, plus reimbursement of expenses. During 2003, the Company awarded Messrs. Atiyeh, O’Neal, Ward, Whiteley and Peter K. Nevitt, each an option to purchase 10,000 shares of the Company’s Common Stock at $4.36 per share, the market price on the date of grant on October 7, 2002. Mr. Whiteley also serves as a director of Gunderson, Inc. and, as such, receives a meeting fee of $1,000 per meeting of Gunderson Board of Directors, plus reimbursement of expenses. Mr. Nevitt served as a director from September 1, 2002 until his passing away on November 18, 2002. In addition to his directors retainer and fees, he received consulting fees aggregating $12,500 during the year.

CERTAIN RELATIONSHIPS AND

RELATED PARTY TRANSACTIONS

      James-Furman & Company Partnership. Mr. James, Chairman of the Board of Directors, and Mr. Furman, President and Chief Executive Officer of the Company, are partners in a general partnership, James-Furman & Company (the “Partnership”), that, among other things, engages in the ownership, leasing and marketing of railcars and programs for refurbishing and marketing of used railcars. In 1989, the Partnership and the Company entered into presently existing agreements pursuant to which the Company manages and maintains railcars owned by the Partnership in exchange for a fixed monthly fee that is no less favorable to the Company than the fee the Company could obtain for similar services rendered to unrelated parties. The maintenance and management fees paid to the Company under such agreements in 2003 aggregated $96,727. In addition, the Partnership paid the Company fees of $60,000 in 2003 for administrative and other services. The management and maintenance agreements presently in effect between the Company and the Partnership provide that in remarketing railcars owned by the Partnership and the Company, as well as by unaffiliated lessors, the Company will, subject to the business requirements of prospective lessees and regulatory requirements, grant priority to that equipment which has been off-lease and available for the longest period of time. Additions to the lease fleet of new or used equipment are deemed to be off-lease and available from the date of addition to the fleet.

      Such agreements also provide that the Partnership will grant to the Company a right of first refusal with respect to any opportunity originated by the Partnership in which the Company may be interested involving the manufacture, purchase, sale, lease, management, refurbishing or repair of railcars. The right of first refusal provides that prior to undertaking any such transaction the Partnership must offer the opportunity to the Company and must provide the disinterested, independent members of the Board of Directors a period of not less than 30 days in which to determine whether the Company desires to pursue the opportunity. The right of first refusal in favor of the Company continues for a period of 12 months after the date that both of Messrs. James and Furman cease to be officers or directors of the Company. The Partnership has advised the Company that it does not currently expect to pursue acquisitions of additional railcars.

      Indebtedness of Management. Since the beginning of the Company’s last fiscal year, no director or executive officer of the Company has been indebted to the Company or its subsidiaries in excess of $60,000 except that L. Clark Wood, President of the Company’s manufacturing operations is indebted to Greenbrier Leasing Corporation in the amount of $300,000 under the terms of a promissory note payable upon demand and secured by a mortgage on Mr. Wood’s residence. The note does not bear interest and has not been amended since the issuance of the note.

      Option on Properties. The Company has granted Messrs. James and Furman a 10-year option to purchase three parcels of residential real estate owned by the Company and adjacent to property presently owned by Mr. Furman at a purchase price equal to the greater of the Company’s adjusted basis in the properties or fair market value, as determined by an independent appraiser selected by the Company. The option expires in July 2004. The option also includes a right of first refusal in favor of Messrs. James and Furman in the event the Company desires to sell the properties to a third party.

      Policy. It is the Company’s policy that all proposed transactions by the Company with directors, officers, five percent stockholders and their affiliates be entered into only if such transactions are on terms no less favorable to the Company than could be obtained from unaffiliated parties, are reasonably expected to benefit the Company and are approved by a majority of the disinterested, independent members of its Board of Directors.

EXECUTIVE COMPENSATION

Cash and Non-Cash Compensation Paid To Certain Executive Officers

      The following table sets forth, for the years ended August 31, 2003, 2002 and 2001, compensation information with respect to the Company’s (a) Chief Executive Officer and (b) each of the other four most highly compensated executive officers (collectively, “Named Executive Officers”), based on the salary and bonus earned during 2003.

SUMMARY COMPENSATION TABLE

					Long-Term
					Compensation
		Annual Compensation			Awards

					Securities
					Underlying
				Other Annual	Options/	All Other
		Salary	Bonus(1)	Compensation	SARs(2)	Compensation
Name and Principal Position	Year	($)	($)	($)	(#)	($)

Alan James	2003	216,000	6,480	—	—	—
Chairman of the Board	2002	216,000	—	—	—	—
	2001	237,000	—	—	—	—
William A. Furman	2003	432,000	12,960	—	—	—	(3)
President and Chief	2002	432,000	—	—	—	62,661	(3)
Executive Officer	2001	438,000	—	—	—	90,849	(3)
L. Clark Wood	2003	221,250	6,638	—	7,500	201,750	(4)
President, Manufacturing	2002	202,969	—	—	—	201,305	(4)
Operations	2001	219,375	—	—	25,000	204,726	(4)
Robin D. Bisson	2003	206,500	36,195	—	12,500	65,442	(5)
Sr. Vice President	2002	189,438	—	—	—	76,466	(5)
Marketing and Sales	2001	204,750	24,598	—	25,000	86,095	(5)
Timothy A. Stuckey	2003	172,063	45,248	—	12,500	47,721	(6)
President, Gunderson Rail	2002	135,312	6,638	—	—	46,838	(6)
Services, Inc.	2001	146,250	4,506	—	10,000	50,457	(6)

(1)	Includes bonuses paid during the year or paid during the subsequent year but attributable to the year indicated.

(2)	Grants of incentive stock options pursuant to the Company’s 1994 and 2000 Stock Incentive Plans.

(3)	Includes the Company’s contributions to the Greenbrier 401(k) Profit Sharing Plan for the benefit of Mr. Furman; $-0- in 2003 and 2002 and $2,625 in 2001. Also, $-0- in 2003, $62,661 in 2002 and $88,224 in 2001 represents the benefit to Mr. Furman for payments of the annual premium pursuant to a split dollar life insurance policy. The benefit is measured based on the term insurance value of the life insurance purchased and a factor for lost interest on the premiums advanced. The Company may be reimbursed for its payments from the proceeds of the life insurance policy in the event of Mr. Furman’s death, termination of employment or cancellation or surrender of the policy.

(4)	Includes the Company’s contributions to the Greenbrier Leasing Corporation Deferred Benefit Plan for the benefit of Mr. Wood; $198,000 in 2003, $192,000 in 2002 and $192,000 in 2001, including a cash payment made on behalf of Mr. Wood to cover the estimated tax liability resulting from the contribution; matching contributions to the Greenbrier 401(k) Profit Sharing Plan for the benefit of Mr. Wood; $3,750 in 2003, $2,750 in 2002 and $2,625 in 2001; and $-0- in 2003, $6,555 in 2002 and $10,101 in 2001 representing the benefit to Mr. Wood for payments of the annual premium pursuant to a split dollar life insurance policy. The benefit is measured based on the term insurance value of the life insurance purchased and a factor for lost interest on the premiums advanced. The Company may be reimbursed for its payments from the proceeds of the life insurance policy in the event of Mr. Wood’s death, termination of employment or cancellation or surrender of the policy.

(5)	Includes the Company’s contributions to the Greenbrier Leasing Corporation Deferred Benefit Plan for the benefit of Mr. Bisson; $62,000 in 2003, $60,000 in 2002 and $60,000 in 2001, including a cash payment made on behalf of Mr. Bisson to cover the estimated tax liability resulting from the contribution; matching contributions to the Greenbrier 401(k) Profit Sharing Plan for the benefit of Mr. Bisson; $3,442 in 2003, $1,569 in 2002 and $2,625 in 2001; and $-0- in 2003, $14,897 in 2002 and $23,470 in 2001 representing the benefit to Mr. Bisson for payments of the annual premium pursuant to a split dollar life insurance policy. The benefit is measured based on the term insurance value of the life insurance purchased and a factor for lost interest on the premiums advanced. The

Company may be reimbursed for its payments from the proceeds of the life insurance policy in the event of Mr. Bisson’s death, termination of employment or cancellation or surrender of the policy.

(6)	Includes the Company’s contributions to the Greenbrier Leasing Corporation Deferred Benefit Plan for the benefit of Mr. Stuckey; $46,000 in 2003, $44,000 in 2002 and $46,000 in 2001, including a cash payment made on behalf of Mr. Stuckey to cover the estimated tax liability resulting from the contribution; matching contributions to the Greenbrier 401(k) Profit Sharing Plan for the benefit of Mr. Stuckey: $1,721 in 2003, $903 in 2002 and $1,547 in 2001; and $-0- in 2003, $1,935 in 2002 and $2,910 in 2001 representing the benefit to Mr. Stuckey for payments of the annual premium pursuant to a split dollar life insurance policy. The benefit is measured based on the term insurance value of the life insurance purchased and a factor for lost interest on the premiums advanced. The Company may be reimbursed for its payments from the proceeds of the life insurance policy in the event of Mr. Stuckey’s death, termination of employment or cancellation or surrender of the policy.

     The following table sets forth certain information regarding options granted in 2003 to the Named Executive Officers:

2003 Option Grants

Individual Grants

Potential
Realizable Value
at Assumed
Annual Rates of
	Number of	% of Total			Stock Price
	Securities	Options	Exercise		Appreciation for
	Underlying	Granted to	or Base		Option Term
	Options	Employees	Price	Expiration
Name	Granted(1)	in 2003	($/Sh)	Date	5%($)	10%($)

Alan James	—	—	—	—	—	—

William A. Furman	—	—	—	—	—	—

L. Clark Wood	7,500	1.75%	4.36	10/07/10	15,613	37,395

Robin D. Bisson	12,500	2.91%	4.36	10/07/10	26,021	62,326

Timothy A. Stuckey	12,500	2.91%	4.36	10/07/10	26,021	62,326

(1)	No shares may be purchased within the first year following the effective date of the award. The subject shares vest one fifth each year until fully vested on October 7, 2007.

     The following table sets forth the aggregate options exercised in the year ended August 31, 2003 and value of unexercised options to acquire shares of the Common Stock held by the Named Executive Officers on August 31, 2003.

Aggregated Option/SAR Exercises in Last Year and Year-End Option/ SAR Values

Aggregated Option
Exercised in Last
	Fiscal Year				Value of Unexercised
			Number of Unexercised		in-the-Money Options at
	Shares		Options at Year-End		Year-End($)(1)
	Acquired on	Value
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Alan James	—	—	—	—	—	—

William A. Furman	—	—	—	—	—	—

L. Clark Wood	8,000	$24,180	37,500	45,000	$180,609	$257,484

Robin D. Bisson	10,000	$28,401	37,500	50,000	$180,609	$308,734

Timothy A. Stuckey	—	—	16,250	28,750	$75,420	$203,545

(1)	Calculated based upon the difference between the exercise price and the price of a share of the Company’s Common Stock on August 31, 2003. The closing price on the New York Stock Exchange of the Common Stock of the Company on August 31, 2003 was $14.61.

Employment Agreements and Other Arrangements

      Messrs. James and Furman have entered into employment agreements with the Company dated July 1, 1994 under which they have agreed to serve, respectively, as the Company’s Chairman of the Board and President and Chief Executive Officer. Each employment agreement expires on August 31, 2004. The compensation provisions of the employment agreements are described in the accompanying report of the Compensation Committee of the Board of Directors.

      Messrs. Wood, Bisson and Stuckey participate in a deferred benefit plan which provides for a payment as a result of a change of control (as defined). The principal terms of such plan are described in the accompanying report of the Compensation Committee of the Board of Directors.

REPORT OF THE COMPENSATION COMMITTEE

Board of Directors

The Greenbrier Companies, Inc.

      Securities and Exchange Commission rules governing disclosure of executive compensation in proxy statements require inclusion in this Proxy Statement of a report from the Compensation Committee of the Board of Directors addressing, with respect to the Company’s most recently completed year: (a) the Company’s policies regarding executive compensation generally; (b) the factors and criteria considered in setting the compensation of the Company’s Chief Executive Officer; and (c) any relationship between such compensation and the Company’s performance.

Composition of the Committee

      The Compensation Committee of the Board of Directors is established pursuant to the Company’s Amended and Restated Bylaws. The Committee is charged, among other matters, with considering and making recommendations to the Board of Directors regarding salaries and bonuses for elected officers of the Company; considering, reviewing and granting awards under the Company’s Stock Incentive Plans and administering the Plans; consulting with the Board of Directors of Greenbrier Leasing Corporation regarding awards under Greenbrier Leasing Corporation’s Deferred Benefit Plan; and considering matters of director compensation, benefits and other forms of remuneration. The Committee is comprised of at least two members of the Board of Directors, none of whom may be an active or retired officer or employee of the Company or any of its subsidiaries. Members of the Compensation Committee are appointed at the annual meeting of the Board of Directors. Messrs. Duane C. McDougall, Victor G. Atiyeh and Benjamin R. Whiteley are the present members of the Compensation Committee.

      The Compensation Committee held four meetings during the year ended August 31, 2003.

Executive Compensation Policy Generally

      The Company’s general compensation policy extends to all employees, including executive officers. Under the policy, the Company endeavors to pay compensation, including salary and bonuses, as applicable, at levels consistent with prevailing levels of compensation for similar positions in the geographic areas in which the Company maintains operations.

      The Company believes that a significant portion of each employee’s compensation should take the form of discretionary bonuses that generally reflect the results of operations achieved by the Company. This policy extends to all levels of the Company’s employees. Under this policy, employees, other than employees covered by collective bargaining agreements, typically receive annual bonuses. The aggregate amount of such bonuses is determined at the discretion of senior management of the Company and is subject to approval by the Compensation Committee and the Board of Directors of the applicable subsidiary based primarily upon a subjective evaluation of the subsidiary’s results of operations. Within the approved bonus pool, management makes specific bonus allocations to employees. In 2001, 2002 and 2003 the Company substantially reduced or eliminated bonuses due to operating results and market conditions.

Compensation of Chief Executive Officer and of Chairman of the Board of Directors

      The compensation of Mr. James, the Company’s Chairman of the Board, and of Mr. Furman, President and Chief Executive Officer, is determined pursuant to the terms and conditions of employment agreements between such officers and the Company, effective July 1, 1994. During 2003, Messrs. Furman and James received base salaries of $432,000 per year and $216,000 per year, respectively.

      In addition to base salary, the employment agreements provide for annual cash bonuses to each Messrs. Furman and James based upon the Company’s return on stockholders’ equity. As long as the Company’s return on equity is positive, the minimum bonus is $100,000. In the event the return on equity is 10%, an additional bonus of $200,000 is provided which increases ratably to $600,000 as the return on equity increases to 18%. If the return on equity exceeds 18%, the Compensation Committee has the authority to approve or recommend an additional bonus in excess of the $600,000. Accordingly, the employment agreements contemplate a bonus of $100,000 for each of Messrs. James and Furman for the year ended August 31, 2003. Messrs. James and Furman elected to receive a significantly lower bonus than their agreement entitled them to and are forgoing their rights under the employment agreement to receive the remaining bonus in 2003 in light of economic conditions.

Stock Incentive Plans

      Pursuant to the 1994 Stock Incentive Plan (the “1994 Plan”), the Company reserved an aggregate of 1,380,000 shares of its Common Stock for grants of incentive stock options, non-qualified stock options and restricted stock awards to officers, directors, employees and consultants. The Compensation Committee administers the 1994 Plan. The Company has granted options for substantially all of the shares reserved under the 1994 Plan. No options were awarded under the 1994 Plan during 2003.

      Pursuant to the Stock Incentive Plan — 2000 (the “2000 Plan”) an aggregate of 1,000,000 shares of Common Stock were reserved for grants of incentive stock options, non-qualified stock options and restricted stock awards to officers, directors, employees and consultants. The Compensation Committee administers the 2000 Plan. Neither the President and Chief Executive Officer nor the Chairman of the Board of Directors is eligible for awards under the 2000 Plan. Concurrently with adoption of the 2000 Plan, the 1994 Plan was amended to provide that shares previously reserved for awards under the 1994 Plan will not be available for future awards in the event an award lapses or the rights of the holder terminate. In 2003, the Company awarded options to purchase an aggregate of 429,500 shares of its common stock under the 2000 Plan, including non-discretionary awards to each Eligible Director on October 7, 2002 (as defined in the 2000 Plan) of options to purchase 10,000 shares of common stock at an exercise price of $4.36 per share, the market price of the shares on the date of the award. As of August 31, 2003 no shares were available for grant under either the 1994 or the 2000 Plans.

James-Furman Supplemental 1994 Stock Option Plan

      In 1994 Messrs. Alan James and William Furman established the James-Furman Supplemental 1994 Stock Option Plan (the “James-Furman Plan”). Under the James-Furman Plan, options to purchase an aggregate of 60,000 shares of the Company’s Common Stock, owned personally by Messrs. James and Furman, were awarded to a small group of long-standing employees of the Company and its affiliates. The exercise price of options under the James-Furman Plan is $4.00 per share. Options under the James-Furman Plan are not entitled to treatment as incentive stock options under the Internal Revenue Code. The James-Furman Plan is administered by the Compensation Committee. The Board of Directors has authorized the Company to pay discretionary cash bonuses equal to 50 percent of the income estimated to have been realized by holders of James-Furman options upon the exercise of such options to partially defer the income tax effects of exercise. During 2003, $20,000 in bonuses were disbursed pursuant to the authority so conferred.

Employee Stock Purchase Plans

      All permanent employees of the Company and designated subsidiaries, including employees who are officers or directors, are eligible to participate in the Company’s 1995 Employee Stock Purchase Plan (the “1995 Plan”). Under the 1995 Plan, participating employees authorize payroll deductions of up to five percent of their base pay. Amounts so contributed are used by the custodian of the 1995 Plan to purchase shares of the Company’s Common Stock in open market transactions. Beginning June 1, 1996, the Company has made matching contributions to amounts contributed by employees pursuant to the 1995 Plan in amounts equal to 15 percent of the aggregate amounts contributed by employees. During the year ended August 31, 2003, the Company’s matching contributions under the 1995 Plan aggregated $30,700. The 1995 Plan expires on June 30, 2004.

      The Compensation Committee has recommended, and the Company is submitting to stockholders for approval, a 2004 Employee Stock Purchase Plan (the “2004 Plan”) to replace the 1995 Plan.

Retirement Savings Plans

      The Company maintains 401(k) retirement savings plans applicable to all United States employees, including executive officers. Pursuant to these plans, the Company typically matches a portion of employee contributions to the plans. The matching contribution is presently established at 25 percent of employee deferrals and contributions for all participants and an additional 10 percent for eligible savers who are not highly compensated. Contributions to the plans may be invested in a number of alternative investments which do not presently include the Company’s Common Stock.

Deferred Benefit Plans

      The Deferred Benefit Plans provide for supplemental non-qualified deferred compensation for certain executives. Contributions to the Deferred Benefit Plans are actuarially determined and amounted to $1,286,830 in 2003. In addition, the Company made a cash payment on behalf of certain participants to cover the participant’s estimated tax liability resulting from the contribution assuming a 50 percent combined federal, state and local tax bracket. Upon a change of control (as defined), the Company will make formula based payments for certain participates.

Life Insurance

      Pending clarification of certain provisions of Sarbanes-Oxley Act of 2002, the Company has suspended payment of premiums with respect to split dollar life insurance on the lives of certain of the Company’s executive officers. In accordance with the terms of such policies, the insurance carriers have applied available cash values in payment of premiums otherwise payable in 2003.

      The Compensation Committee believes that the Company’s executive and employee compensation policies contribute to the long-term financial success of the Company. The Compensation Committee intends to annually review the structure of the Company’s executive compensation programs to ensure that policies and levels of compensation effectively link executive and stockholder interests and are consistent with the long-term investment objectives appropriate to the Company’s business.

      November 11, 2003

Victor G. Atiyeh
Duane C. McDougall
Benjamin R. Whiteley

REPORT OF THE AUDIT COMMITTEE

Board of Directors

The Greenbrier Companies, Inc.

      The Audit Committee of the Board of Directors is established pursuant to the Company’s Amended and Restated Bylaws and the Audit Committee Charter adopted by the Board of Directors. A copy of the Charter, as amended, is attached as Appendix A to the Company’s Proxy Statement.

      Management is responsible for the Company’s internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and for issuing a report thereon. The Audit Committee’s responsibility is generally to monitor and oversee these processes, as described in the Audit Committee Charter.

      The current members of the Audit Committee of the Board of Directors are Duane C. McDougall, Victor G. Atiyeh and Benjamin R. Whiteley (Chairman), each of whom is an independent director as defined under the rules of the New York Stock Exchange (“NYSE”). Mr. McDougall was appointed to the audit committee in July 2003. The Board of Directors has determined that Mr. McDougall qualifies as an “audit committee financial expert” under federal securities laws. The Board annually reviews applicable standards and definitions of independence for audit committee members and has determined that each member of the Committee meets such standards.

      With respect to the year ended August 31, 2003, in addition to its other work, the Audit Committee:

•	Reviewed and discussed with the Company’s management and independent auditors the Company’s financial statements with respect to each of the first three quarters of the year ended August 31, 2003 and the press releases reporting the Company’s results of operations for each of the first three quarters and the full fiscal year;
•	Reviewed and discussed with the Company’s management and the independent auditors the audited financial statements of the Company as of August 31, 2003 and for the year then ended;
•	Discussed with the independent auditors the matters required to be discussed by auditing standards generally accepted in the United States of America; received from the independent auditors written disclosures and a letter confirming their independence from the Company as required by Independence Standards Board No. 1 and discussed with the auditors the firm’s independence;
•	Adopted a Policy Regarding Approval of Audit and Non-audit Services Provided by the Independent Auditors;
•	Adopted a Policy Regarding Complaint Procedures Involving Accounting, Internal Accounting Controls or Reporting Matters;
•	Recommended to the Board of Directors amendments of the Audit Committee Charter to, among other matters, constitute the Committee as a qualified legal compliance committee;
•	Reviewed and recommended adoption of revised Cash Investment Policies with respect to investment of the Company’s liquid funds; and
•	Reviewed and monitored recent corporate governance initiatives.

      Based upon the review and discussions summarized above, together with the Committee’s other deliberations and Item 8 of Securities and Exchange Commission Form 10-K, the Committee recommended to the Board of Directors that the audited financial statements of the Company, as of August 31, 2003 and for the year then ended, be included in the Company’s Annual Report on Form 10-K for the year ended August 31, 2003 for filing with the Commission.

      November 11, 2003

Benjamin R. Whiteley
Victor G. Atiyeh
Duane C. McDougall

PERFORMANCE GRAPH

      The following graph demonstrates a comparison of cumulative total returns for the Company’s Common Stock, the Dow Jones US Industrial Transportation Index and the Standard & Poors (S&P) 500 Index. The graph assumes an investment of $100 on August 31, 1998 in each of the Company’s Common Stock and the stocks comprising the indices. Each of the indices assumes that all dividends were reinvested and that the investment was maintained to and including August 31, 2003, the end of the Company’s 2003 year.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN

AMONG THE GREENBRIER COMPANIES, INC., THE S & P 500 INDEX
AND THE DOW JONES US INDUSTRIAL TRANSPORTATION INDEX

STOCKHOLDINGS OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth information, as of October 1, 2003, with respect to beneficial ownership of the Company’s Common Stock (the only class of shares of outstanding voting securities of the Company) by each director or nominee for director, by each Named Executive Officer, by all directors and officers as a group, and by each person who is known to the Company to be the beneficial owner of more than five percent of the Company’s outstanding Common Stock. Unless otherwise indicated, each person has sole voting power and sole investment power.

	Amount and Nature of
Name and Address of	Beneficial		Percent of(1)
Beneficial Owner	Ownership		Class

Alan James 200 One Centerpointe Drive Lake Oswego, Oregon 97035	8,620,600	(2)	58.8%	(2)
William A. Furman 200 One Centerpointe Drive Lake Oswego, Oregon 97035	8,620,600	(2)	58.8%	(2)
Victor G. Atiyeh	14,800	(3)		(4)
A. Daniel O’Neal, Jr.	46,291	(3)		(4)
Duane C. McDougall	2,000			(4)
C. Bruce Ward	18,000	(3)		(4)
Benjamin R. Whiteley	21,500	(3)		(4)
Robin D. Bisson	54,113	(3)		(4)
Timothy A. Stuckey	22,500	(3)		(4)
L. Clark Wood	46,800	(3)		(4)
All directors and executive officers as a group (13 persons)	8,971,120	(3)	61.2%
WM Advisors, Inc 1201 Third Avenue, 22nd Floor Seattle, Washington 98101	1,056,800	(5)	7.2%
Dimensional Fund Advisors Inc. 1299 Ocean Avenue, 11th Floor Santa Monica, California 90401	997,600	(6)	6.8%

(1)	Calculated based on number of outstanding shares as of October 1, 2003, which is 14,345,382 plus the total number of shares which the reporting persons has the right to acquire beneficial ownership within 60 days following October 1, 2003.

(2)	The shares shown as beneficially owned include 4,310,300 shares held by Mr. Furman, and 4,310,300 shares held by Mr. James which, pursuant to the terms of a Stockholders’ Agreement, are required to be voted in concert to elect each other as directors and with respect to all other matters put to a vote of the stockholders. Mr. James disclaims beneficial ownership of the shares held by Mr. Furman, and Mr. Furman disclaims beneficial ownership of the shares held by Mr. James. The shares beneficially owned by Mr. Furman include 375,000 shares held of record by the William A. Furman Charitable Remainder Unitrust. The shares beneficially owned by Mr. James include 375,000 shares held of record by the Alan James Charitable Remainder Unitrust.

(3)	The shares shown as beneficially owned included 14,500 shares for Mr. Atiyeh, 41,000 shares for Mr. O’Neal, 15,500 shares for Mr. Ward, 14,500 shares for Mr. Whiteley, 47,500 shares for Mr. Bisson, 22,500 shares for Mr. Stuckey, 46,500 shares for Mr. Wood and 118,250 shares for the group, which such persons and the group have the right to acquire by exercise of stock options within 60 days after October 1, 2003.

(4)	Less than one percent.

(5)	This information is based upon the Schedule 13G filed with the Securities and Exchange Commission by WM Advisors, Inc. dated January 2, 2003.

(6)	This information is based upon the Schedule 13G filed with the Securities and Exchange Commission by Dimensional Fund Advisors Inc. dated February 12, 2003. The reporting person states that beneficial ownership is on behalf of managed accounts of which it serves as investment manager. The reporting person disclaims beneficial ownership of the shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than 10 percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership of the Company’s securities with the Securities and Exchange Commission (the “Commission”) and the New York Stock Exchange. Officers, directors and greater than 10 percent beneficial owners are required by Commission regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a). Based solely on review of the copies of such reports furnished to the Company and written representations from reporting persons that no other reports were required, to the Company’s knowledge all of the Section 16(a) filing requirements applicable to such persons with respect to 2003 were complied with except that a Form 4 with respect to October, 2002 was not filed for former director Peter K. Nevitt until November 12, 2002.

PROPOSAL No. 2

APPROVAL OF PROPOSED 2004 EMPLOYEE STOCK PURCHASE PLAN

      The Board of Directors has adopted, subject to stockholder approval, a proposed 2004 Employee Stock Purchase Plan (the “2004 Plan”). The Plan is intended to provide a convenient way for employees to purchase shares of the Company’s Common Stock through payroll deductions and a method by which the Company may assist and encourage its employees to become stockholders. The 2004 Plan will continue in effect until February 28, 2009, subject to the right of the Board of Directors to terminate the 2004 Plan at any time. The following is a summary of the basic provisions of the 2004 Plan, a complete copy of which is attached as Appendix B.

Eligibility

      Except as described below, all permanent employees of the Company and designated subsidiaries, including employees who are officers or directors, are eligible to participate in the 2004 Plan. Any employee who owns or would be deemed to own five percent or more of the voting power or value of all classes of stock of the Company or one of its subsidiaries will be ineligible to participate in the Plan. Approximately 2,800 employees will be eligible to participate in the 2004 Plan. Rights of employees under the 2004 Plan are not transferable.

Number of Shares Covered by the 2004 Plan

      The maximum number of shares issuable pursuant to the 2004 Plan, or purchasable by the custodian pursuant to the 2004 Plan is 750,000 shares of the Company’s Common Stock.

Purchase of Shares

      Each eligible employee may participate in the 2004 Plan by filing a subscription and payroll deduction authorization form with the Company. No employee will be allowed to subscribe for shares which, together with shares purchasable under all stock purchase or option plans of the Company, would have a fair market value of more than $25,000 in any one calendar year. The amount deducted from any pay check may not exceed five percent of the employee’s gross amount of base pay for the payroll period. Payroll deductions for any subsequent pay period may be changed by giving written notice to the Company. An employee may change his or her deductions or reinstate participation in the 2004 Plan after termination only once during each calendar year.

      Amounts withheld will be remitted monthly to the Custodian selected under the 2004 Plan which will apply the funds to the purchase in the open market of shares of the Company’s Common Stock for participating employees. The purchase price for shares purchased under the 2004 Plan will be the price at which the shares are purchased by the Custodian in the open market. Brokerage commissions on such purchases will be paid by the Company.

Administration

      The Board of Directors will administer the 2004 Plan. The Board may promulgate rules and regulations for the operation of the 2004 Plan, adopt forms for use in connection with the 2004 Plan, decide any question of interpretation of the 2004 Plan and generally supervise the administration of the 2004 Plan. The Board of Directors has delegated to the Compensation Committee of the Board of Directors authority for general administration of the 2004 Plan.

Matching Contributions

      The Company may contribute to the 2004 Plan a matching contribution to be added to the funds contributed by participants (via payroll deductions) for the purchase of shares under the 2004 Plan. The matching contributions will not exceed fifteen percent (15%) of the total of all payroll deductions made under the 2004 Plan during the month preceding the month in which the matching contribution is made.

Custodian

      Shares purchased under the 2004 Plan will be held by an independent custodian (the “Custodian”). By appropriate instructions from the employee, the shares may be sold for the employee’s account or transferred into the employee’s own name or into a brokerage account. The Custodian will maintain the records of the 2004 Plan. The 2004 Plan requires that all cash dividends, if any, in respect of shares held by the Custodian will be automatically reinvested in the purchase of additional shares pursuant to the Company’s Automatic Dividend Reinvestment Plan.

Expenses

      The Company will pay all the expenses of the 2004 Plan, except expenses incurred in connection with the sale of shares for the account of an employee.

Amendment and Termination

      The Board of Directors of the Company may from time to time amend the 2004 Plan in any and all respects, except that without the affirmative vote of a majority of the outstanding shares of the Company the Board of Directors may not extend the term of the 2004 Plan. The Board of Directors may terminate the 2004 Plan at any time without notice.

Stockholder Approval

      The 2004 Plan will not become effective until it has been approved by the stockholders of the Company. The proposal is being submitted to stockholders for this purpose. The favorable vote of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting will be required. The enclosed proxy will be voted for or against approval of the 2004 Plan, or as an abstention, in accordance with the instructions specified in the proxy form. If no instructions are given, the proxies will be voted for approval of the Plan.

      The Board of Directors recommends a vote FOR approval of the proposed 2004 Plan.

PROPOSAL No. 3

RATIFICATION OF APPOINTMENT OF AUDITORS

      The Audit Committee has appointed Deloitte & Touche LLP, independent public accountants, to audit the consolidated financial statements of the Company for the year ending August 31, 2004. Deloitte & Touche LLP has acted as independent public accountants for the Company since 1985. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement, and will be available to respond to appropriate questions.

      Unless marked to the contrary, proxies received will be voted FOR ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the 2004 year.

      The Board of Directors recommends a vote FOR ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the 2004 year.

      For the years ended August 31, 2003 and 2002, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte & Touche”), performed professional services.

      Audit and audit-related fees aggregated $754,096 and $607,750 for the years ended August 31, 2003 and 2002, and were composed of the following:

Audit Fees

      The aggregate fees billed for the audit of the Company’s annual financial statements for the fiscal years ended August 31, 2003 and 2002 and for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q were $673,700 and $591,650.

Audit-Related Fees

      The aggregate fees billed for audit-related services for the years ended August 31, 2003 and 2002 were $80,396 and $16,100. These fees relate to Sarbanes-Oxley Section 404 implementation assistance, due diligence and accounting and reporting consultations for the year ended August 31, 2003 and accounting and reporting consultation for the year ended August 31, 2002.

Tax Fees

      The aggregate fees billed for the years ended August 31, 2003 and 2002 were $111,460 and $156,831. These fees relate to services associated with tax return preparation and tax consulting services for the years ended August 31, 2003 and 2002.

All Other Fees

      There were no fees paid for services not included above for the years ended August 31, 2003 and 2002.

      The Audit Committee has considered whether the provision by Deloitte & Touche of non-audit services is compatible with maintaining Deloitte & Touche’s independence.

OTHER BUSINESS

      Management knows of no other matters that will be presented for action at the Annual Meeting. However, the enclosed proxy gives discretionary authority to the persons named in the proxy in the event that any other matters should be properly presented to the meeting.

STOCKHOLDER PROPOSALS

      To be eligible for inclusion in the Company’s proxy materials for the 2005 Annual Meeting of stockholders, a proposal intended to be presented by a stockholder for action at that meeting must, in addition to complying with the stockholder eligibility and other requirements of the Commission’s rules governing such proposals, be received not later than August 1, 2004 by the Secretary of the Company at the Company’s principal executive offices, One Centerpointe Drive, Suite 200, Lake Oswego, Oregon 97035.

      Stockholders may bring business before an annual meeting only if the stockholders proceed in compliance with the Company’s Amended and Restated Bylaws. For business to be properly brought before the 2004 Annual Meeting by a stockholder, notice of the proposed business must be given to the Secretary of the

Company in writing on or before the close of business on December 2, 2003. The notice to the Secretary must set forth as to each matter that the stockholder proposes to bring before the meeting: (a) a brief description of the business and reasons for conducting such business at the annual meeting; (b) the stockholder’s name and address as they appear on the Company’s books; (c) the class and number of shares beneficially owned by the stockholder; (d) any material interest of the stockholder in such business and a description of all arrangements and understandings between such stockholder and any other person (including their names) in connection with the proposal of such business; and (e) a representation that the stockholder intends to appear in person at the annual meeting and bring such business before the meeting. The presiding officer at any annual meeting shall determine whether any matter was properly brought before the meeting in accordance with the above provisions. If the presiding officer should determine that any matter has not been properly brought before the meeting, he or she will so declare at the meeting and any such matter will not be considered or acted upon.

      A copy of the Company’s 2003 Annual Report on Form 10-K will be available to stockholders without charge upon request to: Investor Relations, The Greenbrier Companies, Inc., One Centerpointe Drive, Suite 200, Lake Oswego, Oregon 97035.

By Order of the Board of Directors,

Kenneth D. Stephens

Secretary

November 26, 2003

Appendix A

Audit Committee Charter

        The Board of Directors of The Greenbrier Companies, Inc. (the “Company”) shall annually appoint from its members an Audit Committee. This Charter of the Audit Committee supplements the provisions of Article III, Section 11(b) of the Company’s Amended and Restated By-Laws and further defines the role, authority and responsibility of the Audit Committee.

      The Audit Committee shall also constitute the Company’s Qualified Legal Compliance Committee (the “QLCC”), as defined in Securities and Exchange Commission (“SEC”) Rule 205.2(k) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Number of Members and Appointment

      The Audit Committee shall be composed of at least three members of the Board of Directors. Members of the Committee shall be appointed annually by the Board of Directors. Vacancies shall be filled by the Board of Directors.

Qualifications of Members

      Each member of the Audit Committee shall be a Director who, in the judgment of the Board of Directors, is financially literate and possesses the ability to read and understand the fundamental financial statements of the Company and its subsidiaries, including balance sheets, income statements and cash flow statements. At least one member of the Audit Committee shall, in the judgment of the Board of Directors, have accounting or related financial management expertise, which may include employment experience in finance or accounting, certification in accounting or any other comparable experience, including being, or having been, a chief executive officer or other senior officer with financial oversight responsibilities.

Independence of Members

      Members of the Audit Committee shall be free from any relationship to the Company or its subsidiaries that, in the judgment of the Board of Directors, may interfere with the exercise of their independence from management of the Company. Other than in their capacity as members of the Board of Directors, members of the Audit Committee may not be affiliates, officers or employees of the Company or any of its subsidiaries and may not accept from the Company any consulting, advisory or other compensatory fees. Appointments to the Audit Committee shall be consistent with standards for determining independence promulgated by the Securities and Exchange Commission and the New York Stock Exchange, or such other national securities exchange as shall be the principal market for trading of the Company’s securities.

Meetings, Quorum, Informal Actions, Minutes

      The Audit Committee shall meet on a regular basis. Special meetings may be called by the Chair of the Audit Committee. A majority of the members of the Audit Committee shall constitute a quorum. Concurrence of a majority of the quorum (or, in case a quorum at the time consists of two members of the Committee, both members present) shall be required to take formal action of the Audit Committee. Written minutes shall be kept for all formal meetings of the Committee.

      As permitted by section 141 of the Delaware General Corporation Law, the Audit Committee may act by unanimous written consent, and may conduct meetings via conference telephone or similar communication equipment.

      Members of the Audit Committee may meet informally with officers or employees of the Company and its subsidiaries and with the Company’s independent auditors and may conduct informal inquiries and studies without the necessity of formal meetings. The Audit Committee may delegate to its chair or to one or more of its members the responsibility for performing routine functions as, for example, review of press releases announcing results of operations.

Audit Committee Responsibilities

      The Company’s independent auditors shall report directly to the Audit Committee. The Audit Committee shall be directly responsible for the appointment, compensation and oversight of the work of the Company’s independent auditors, including the resolution of disagreements between the independent auditors and the Company’s management, and, where appropriate, the replacement of the Company’s independent auditors. The Audit Committee shall approve all auditing services and all significant non-audit services to be provided to the Company by the independent auditors. The Board of Directors may, in its discretion, determine to submit to stockholders for approval or ratification the appointment of the Company’s independent auditors.

      The Audit Committee shall oversee the independence and performance of the Company’s independent auditors. The Committee shall ensure that the independent auditors periodically submit to the Audit Committee a formal written statement delineating all relationships between the auditors and the Company and shall engage in an active dialogue with the auditors with respect to any disclosed relationships or services that may impact the auditor’s independence or objectivity. The Audit Committee shall make recommendations to the Board of Directors for appropriate action in response to the auditors’ report to satisfy itself of the auditors’ independence.

      The Audit Committee shall annually prepare and submit, for inclusion in management’s proxy statement to stockholders in connection with the annual meeting of stockholders, a report in conformity with Item 306 of Securities and Exchange Commission Regulation S-K.

      Without limiting the generality of the foregoing, the Audit Committee shall:

•	Review the scope of proposed audits to be performed with respect to the Company’s financial statements in the context of the Company’s particular characteristics and requirements.
•	Review with the independent auditors the results of the auditing engagement and any recommendations the auditors may have with respect to the Company’s financial, accounting or auditing systems.
•	Require a letter from the independent auditors concerning significant weaknesses or breaches of internal controls encountered during the course of the audit.
•	Inquire of management and the independent auditors whether any significant financial reporting issues were discussed during the course of the audit and, if so, how they were resolved.
•	Review with management and the independent auditors changes in accounting standards or rules proposed by Financial Accounting Standards Board or the Securities and Exchange Commission that may effect the Company’s financial statements.
•	Request an explanation from management and the independent auditors concerning the effects of significant changes in accounting practices or policies.
•	Inquire about significant contingencies or estimates which may effect the Company’s financial statements and the basis for the Company’s presentation of such matters.
•	Review the adequacy of the internal financial and operational controls of the Company with staff performing internal auditing functions and with the independent auditors.
•	Establish procedures for the confidential, anonymous submission by the employees, and the receipt, retention, and treatment by the Company, of the complaints regarding accounting, internal accounting controls or auditing matters.
•	At least annually, meet privately with the independent auditors in executive session to, among other matters, help evaluate the Company’s internal financial accounting and reporting staff and procedures.
•	Receive and review a draft of the financial section of the annual report to stockholders, with accompanying notes, and Management’s Discussion and Analysis.

•	Report the Committee’s activities to the full Board of Directors on a regular basis.
•	Review and assess the adequacy of this Charter on an annual basis.

QLCC Responsibilities and Authority

      In serving as the Company’s Qualified Legal Compliance Committee, the Audit Committee shall have the authority and responsibility to:

•	Inform the Company’s Executive Vice President and General Counsel and its President and Chief Executive Officer of any report of evidence of a material violation (“Material Violation”) of SEC Rule 205.3 [except in the circumstances described in §205.3(b)(4)];
•	Determine whether an investigation is necessary regarding any report of evidence of a Material Violation by the Company, its officers, directors, employees or agents and, if it determines an investigation is necessary or appropriate, to:

•	Notify the Board of Directors;
•	Initiate an investigation, which may be conducted either by the Executive Vice President and General Counsel or by outside attorneys; and
•	Retain such additional expert personnel as the Audit Committee deems necessary; and

•	At the conclusion of any such investigation, to:

•	Recommend that the Company implement an appropriate response to evidence of a Material Violation; and
•	Inform the Executive Vice President and General Counsel and the President and Chief Executive Officer and the Board of Directors of the results of any such investigation and the appropriate remedial measures to be adopted; and

•	Take all other appropriate action, including the authority to notify the SEC in the event that the Company fails in any material respect to implement an appropriate response that the Audit Committee (acting in its capacity as QLCC) has recommended the Company to take in respect of evidence of a Material Violation.

Committee Resources

      The Audit Committee is authorized to employ the services of such counsel, consultants, experts and personnel, including persons already employed or engaged by the Company, as the Committee may deem reasonably necessary to enable it to fully perform its duties and fulfill its responsibilities. The Audit Committee shall determine the appropriate funding that the Company shall provide for payments of compensation to the independent auditors and to any experts employed by the Audit Committee.

Adopted by the Board of Directors April 4, 2000
Amended November 5, 2002
Amended July 8, 2003

Appendix B

THE GREENBRIER COMPANIES, INC.

2004 EMPLOYEE STOCK PURCHASE PLAN

      1. Purpose of the Plan. The Greenbrier Companies, Inc. (the “Company”) believes that ownership of shares of its Common Stock, par value $.001 per share (“Shares”), by employees of the Company and its participating subsidiaries (as defined below) is desirable as an incentive to continuation and enhancement of Company profits and as a means by which employees may share in the rewards of growth and success of the Company. The Company first adopted an Employee Stock Purchase Plan in 1995 (the “1995 Plan”), in order to encourage such employees to become stockholders and to provide a convenient way for employees of the Company and its participating subsidiaries to purchase Shares through payroll deductions. The 1995 Plan is terminating and the Company is adopting this 2004 Employee Stock Purchase Plan (the “Plan”) in order to continue to encourage and assist employees to become stockholders. The Company intends that the Plan shall qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). The Company also intends that the Plan shall satisfy the requirements of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

      2. Administration of the Plan.

2.1. The Plan shall be administered by the Board of Directors. The Board of Directors may promulgate rules and regulations for operation of the Plan, adopt forms for use in connection with the Plan, and decide any question of interpretation of the Plan or rights arising under the Plan. The Board of Directors may consult with counsel for the Company on any matter arising under the Plan. All determinations and decisions of the Board of Directors shall be binding and conclusive on all persons.

2.2. Section 2.1 notwithstanding, the Board of Directors may delegate authority to administer the Plan to the Compensation Committee of the Board of Directors (the “Committee”).

      3. Eligible Employees.

3.1. Except as indicated in Section 3.2, all permanent employees of the Company, and all permanent employees of each subsidiary of the Company that is designated by the Board of Directors of the Company as a participant in the Plan (a “Participating Subsidiary”), are eligible to participate in the Plan. Each subsidiary of the Company that is designated as a Participating Subsidiary under the 1995 Plan as of the date of adoption of this Plan shall be deemed a Participating Subsidiary under this Plan. The Board of Directors may designate additional Participating Subsidiaries from time to time.

3.2. Any employee who would, after a purchase of Shares under the Plan, own or be deemed to own stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or its subsidiaries shall be ineligible to participate in the Plan.

3.3. A permanent employee is an employee who has been employed by the Company or any of its Participating Subsidiaries for at least three consecutive months and who is in the active service of the Company or any of its Participating Subsidiaries on the date a purchase of Shares is made under the Plan. The foregoing notwithstanding, any employee whose customary employment is 20 hours or less per week or whose customary employment is for not more than five months per calendar year is not considered a permanent employee.

      4. Participation in the Plan.

4.1. An eligible employee may participate in the Plan by filing with the Company, on forms furnished by the Company, a subscription and payroll deduction authorization. The subscription and payroll deduction authorization shall authorize the Company (or Participating Subsidiary, as the case may be) to make payroll deductions from the employee’s compensation.

4.2. If payroll deductions are made by a Participating Subsidiary, that subsidiary shall promptly remit the amount of the deduction to the Company or to such bank, trust company, or investment or financial firm (the “Custodian”) as shall be appointed by the Board of Directors.

4.3. No employee shall be allowed to subscribe for a number of Shares under the Plan which would permit his or her rights to purchase Shares under all stock purchase or option plans of the Company and its subsidiaries to accrue at a rate which exceeds $25,000 of fair market value of such Shares (determined at the time such shares are offered) for each calendar year in which such right to subscribe or a subscription is outstanding at any time.

4.4. The amount deducted from a participant’s compensation with respect to participation in the Plan shall not exceed five percent of the gross amount of base pay for the pay period to which the deduction relates. A participant may change the amount of his or her payroll deduction only once during any calendar quarter. A change in payroll deduction may be made for a subsequent pay period only by giving advance written notice to the Company.

4.5. Participation in the Plan shall terminate (a) when an employee gives written notice to the Company that he or she terminates his or her participation in the Plan, or (b) when an employee ceases to be an eligible employee for any reason, including death or retirement. An eligible employee may reinstate his or her participation in the Plan after termination only once during any calendar year.

      5. Offer to Sell Stock.

5.1 Upon receipt and acceptance by the Company of a valid subscription and payroll deduction authorization from a participant, the Company shall offer to sell Shares to such participant. The first day of the month in which Shares are purchased on a participant’s behalf under the Plan shall be deemed the Grant Date with respect to such Participant.

5.2 The offering period with respect to a participant shall begin on the Grant Date and shall continue until the earlier of (a) the effective date of the Participant’s termination in the Plan pursuant to Section 4.5, or (b) the termination date of the Plan. The foregoing notwithstanding, the offering period in no event shall be longer than five years from the Grant Date.

      6. Purchase of Stock.

6.1. On or before the fifth business day of each month, the Company shall remit to the Custodian the total of all deductions made under the Plan during the previous month. The Custodian shall forthwith apply such funds, together with Company Contributions as provided for under Section 7.1 to the purchase of Shares in open market transactions through brokers or dealers at prevailing market prices. Purchases shall be completed on or before the 25th day following the date of the remittance (the “Purchase Date”). Any funds remaining with the Custodian, after the purchase of the maximum number of shares which can be purchased with the remittance, shall be applied to the next month’s purchase.

6.2. Purchases shall be made in the name of the Custodian for the account of The Greenbrier Employee Stock Purchase Plan. Each month, the Custodian shall credit each participant’s account with his or her pro rata share of purchases of Shares under the Plan, including fractional shares to at least the third decimal.

6.3. Notwithstanding any other provision of this Plan to the contrary, the maximum number of Shares which shall be issuable pursuant to the Plan, or purchasable by the Custodian pursuant hereto, shall be 750,000 Shares.

6.4. Participants may purchase Shares under the Plan at a discount price of 85% of the market price per Share as of the date of purchase.

6.5. Notwithstanding any other provision of this Plan to the contrary, the Company may determine to sell newly issued Shares under the Plan in place of open market purchases. In such event, the Committee shall adopt such forms, procedures and rules as it deems appropriate to implement sales of newly issued Shares under the Plan.

      7. Company Contributions.

7.1. The Company will contribute to the Plan and remit to the Custodian funds to be added to the funds contributed by participants (via payroll deductions) for the purchase of Shares under the Plan, in the amount of the difference between the discount price at which participants are permitted to purchase Shares (a 15% discount), and the market price of the Shares as of the date of purchase.

7.2. The Company shall remit to the Custodian any Company Contribution concurrently with its remittance to the Custodian of the total of all payroll deductions made under the Plan during the preceding month pursuant to Section 6.1 of the Plan. The Custodian may co-mingle any Company Contribution with other funds held under the Plan and shall apply any Company Contribution to the purchase of Shares in the same manner and under the same terms as described in Section 6.1 of the Plan.

      8. Delivery of Shares.

8.1. By appropriate instructions to the Custodian on forms to be provided by the Custodian for such purpose or by following electronic or other procedures prescribed by the Custodian, a participant may from time to time, and subject to applicable law, direct the Custodian to (a) transfer into the participant’s own name all or part of the whole Shares held by the Custodian for the participant’s account and deliver such Shares to the participant; (b) transfer all or part of the whole Shares held for the participant’s account by the Custodian to a regular individual brokerage account in the participant’s own name, either with the firm then acting as Custodian or with another firm, or (c) sell all or part of the whole Shares held by the Custodian for the participant’s account at the market price at the time the order is executed and remit to the participant the net proceeds of sale.

8.2. Upon termination of participation in the Plan, the participant may, subject to applicable law, elect to have the whole Shares held by the Custodian for the account of the participant transferred and delivered in accordance with (a) above, transferred to a brokerage account in accordance with (b) above, or sold in accordance with (c), above. A participant may only obtain cash with respect to a fractional Share reflected in his or her account by sale of the fractional Share to the Custodian. Upon termination of participation in the Plan, the cash balance remaining in a former participant’s account shall be refunded to him or her.

      9. Records and Statements. The Custodian shall maintain the records of the Plan. Each participant shall periodically receive a statement showing the current balance of his or her account and the activity of his or her account since the preceding statement date. Participants shall be furnished such other reports and statements as the Board of Directors shall from time to time determine.

      10. Expenses of the Plan. The Company shall pay all expenses incident to operation of the Plan, including costs of record keeping, accounting fees, legal fees, fees of the Custodian, commissions and issue or transfer taxes on purchases pursuant to the Plan and on delivery of shares to a participant or into his or her brokerage account. The Company shall not pay expenses, commissions or taxes incurred in connection with sales of Shares by the Custodian at the request of a participant. Expenses to be paid by a participant shall be deducted from the proceeds of sale prior to remittance.

      11. Rights Not Transferable. The right to purchase Shares under this Plan is not transferable by a participant, and such right is exercisable during the participant’s lifetime only by the participant. Upon the death of a participant, any Shares held by the Custodian for the participant’s account shall be transferred to the deceased participant’s estate.

      12. Dividends and Other Distributions. All cash dividends, if any, in respect of Shares held by the Custodian shall be automatically reinvested in the purchase of additional Shares pursuant to the Company’s Automatic Dividend Reinvestment Plan. Any cash distributions not subject to the Dividend Reinvestment Plan shall be paid to the participants entitled thereto. Stock dividends and other distributions in Shares of the Company or other property in respect of Shares held by the Custodian shall be issued to the Custodian and held by it for the account of the respective participants entitled thereto.

      13. Voting and Stockholder Communications. In connection with voting on any matter submitted to the stockholders of the Company, the Custodian shall furnish to each participant a proxy authorizing the participant to vote the Shares held by the Custodian for his or her account. Copies of all general communications to stockholders of the Company shall be sent to participants in the Plan.

      14. Responsibility and Indemnity. Neither the Company, its Board of Directors, the Committee, the Custodian, any Participating Subsidiary, nor any member, officer, agent, or employee of any of them, shall be liable to any participant under the Plan for any mistake of judgment nor for any omission or wrongful act unless resulting from gross negligence, willful misconduct or intentional misfeasance. The Company shall indemnify and save harmless its Board of Directors, the Committee, the Custodian and any such member, officer, agent or employee against any claim, loss, liability or expense arising out of the Plan, except such as may result from the gross negligence, willful misconduct or intentional misfeasance of such entity or person.

      15. Conditions and Approvals. The obligations of the Company under the Plan shall be subject to compliance with all applicable state and federal laws and regulations, the rules of any stock exchange on which the Company’s securities may be listed, and to the approval of such federal and state authorities or agencies as may have jurisdiction in the premises. The Company shall use its best efforts to comply with such laws, regulations and rules and to obtain such approvals.

      16. Amendment of the Plan. The Committee may from time to time amend the Plan in any and all respects, except that without approval of the Board of Directors and the affirmative vote of a majority of the outstanding Shares of the Company the Committee may not extend the term of the Plan or increase the number of Shares issuable or purchasable pursuant to Section 6.3 of the Plan.

      17. Termination of the Plan. The Plan shall terminate on February 28, 2009 unless terminated earlier pursuant to this Section 17. The Board of Directors may, in its sole discretion, terminate the Plan at any time without any obligation on account of such termination, except as otherwise provided in this Section 17. Upon termination of the Plan, the cash and Shares, if any, held in the account of each participant shall be distributed to the participant. The foregoing notwithstanding, if, prior to the termination of the Plan, the Board of Directors and stockholders of the Company shall have adopted and approved a substantially similar plan, the Board of Directors may in its discretion determine that the account of each participant under this Plan shall be carried forward and continued as the account of such participant under such other plan, subject to the right of any participant to request distribution of the cash and Shares, if any, held for his or her account.

      18. Restrictions on Directors and Executive Officers. Notwithstanding any provision of this Plan or of any subscription, payroll deduction authorization or other document or instrument to the contrary, directors of the Company and each person who shall have been designated by the Board of Directors of the Company as an “executive officer” for purposes of Section 16 of the Securities Exchange shall be bound by the following additional provisions:

(a) Upon making a withdrawal, such participant must cease further purchases in the Plan for six months, or the securities so distributed must be held by the participant six months prior to disposition; provided, however, that extraordinary distributions of all of the Company’s securities held by the Plan and distributions in connection with death, retirement, disability, termination of employment, or a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder, are not subject to this requirement;

(b) If such a participant ceases participation in the Plan, he/she may not participate again for at least six months; and

(c) Shares acquired by such participant must be held for six months from the date the Shares are purchased.

      19. Effective Date of the Plan. The Plan shall not become effective until it has been approved by the affirmative vote, in person or by proxy, of the holders of a majority of the Shares of the Company entitled to vote thereon. The Plan shall become effective as soon as practicable after such approval, on a date to be determined by the Committee.

THE GREENBRIER COMPANIES, INC.
C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

- FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR PROXY SOLICITATION/VOTING INSTRUCTION CARD BY MAIL -

☒	Please mark your votes as in this example.
								FOR	AGAINST	ABSTAIN
THE GREENBRIER COMPANIES,INC.						2.	APPROVING The Greenbrier Companies Inc. 2004 Employee Stock Purchase Plan.	☐	☐	☐	4.	In their discretion, upon such other business as may properly come before the meeting, or at any adjournment thereof.

1.	Election of Directors (All nominees listed on reverse side.)		FOR	WITHHELD

		VOTE FOR all nominees listed (except as marked to the contrary below.)	☐	☐	WITHHOLD AUTHORITY to vote for all nominees listed	3.	RATIFY APPOINTMENT OF DELOITTE & TOUCHE LLP as the Company’s independent auditors for 2004.	☐	☐	☐

		Instruction: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name below. Duane C. McDougall, A. Daniel O’Neal, Jr.
							Please date and sign exactly as your name or names appear below. If more than one name appears, all should sign. Persons signing as attorney, executor, administrator, trustee, guardian, corporate officer or in any other official or representative capacity, should also provide full title. If a partnership, please sign in full partnership name by authorized person.

							PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE

Signature:                                                 Date:                            Signature:                                                Date:

You are cordially invited to attend the 2004 Annual Meeting of Stockholders of The Greenbrier Companies, Inc., which will be held at the Benson Hotel, 309 SW Broadway, Portland, Oregon beginning at 2:00 P.M. on Tuesday, January 13, 2004.

Whether or not you plan to attend this meeting, please sign, date, and return your proxy form above as soon as possible so that your shares can be voted at the meeting in accordance with your instructions. If you attend the meeting, you may revoke your proxy, if you wish, and vote personally. It is important that your stock be represented.

Kenneth D. Stephens, Secretary

- FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR PROXY SOLICITATION/VOTING INSTRUCTION CARD BY MAIL -

PROXY

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS JANUARY 13, 2004
P
R	Solicited on Behalf of the Board of Directors of the Company
O
X Y	The undersigned hereby appoints William A. Furman, Victor G. Atiyeh and C. Bruce Ward as proxies, each with full power of substitution, to vote all of the Common Stock that the undersigned is entitled to vote at the Annual Meeting of Stockholders of The Greenbrier Companies, Inc. to be held on Tuesday, January 13, 2004 beginning at 2:00 P.M. Portland time and at any adjournments or postponements thereof:

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR, FOR APPROVING THE GREENBRIERS COMPANIES, INC. 2004 EMPLOYEE STOCK PURCHASE PLAN, FOR RATIFICATION OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY AND WILL BE VOTED IN THE PROXIES DISCRETION AS TO OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING

Nominees for the Election of Directors are:

01. Duane C. McDougall, 02. A. Daniel O’Neal, Jr.

(Continued and to be dated and signed on reverse side)